Exhibit 99.2

Financial statements and report of independent certified public accountants

DTI Holdings, LLC

December 31, 2003 and 2002

C O N T E N T S

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
DTI Holdings, LLC

We have audited the accompanying balance sheets of DTI Holdings, LLC (a Maryland Limited Liability Company) as of December 31, 2003 and 2002, and the related statements of earnings and members' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DTI Holdings, LLC as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Appleton, Wisconsin
January 28, 2004

                                DTI Holdings, LLC
                                  BALANCE SHEETS
                                   December 31,

                               ASSETS                      2003           2002
                                                       ----------     ----------
CURRENT ASSETS
  Cash                                                 $  228,586     $   72,115
  Accounts receivable                                     448,799        500,435
  Inventory                                                38,136         25,000
  Prepaid expenses                                         20,243         11,000
                                                       ----------     ----------
      Total current assets                                735,764        608,550

PROPERTY, PLANT AND EQUIPMENT - AT COST
  Buildings and leasehold improvements                    447,960        432,511
  Furniture, fixtures and equipment                     1,610,469      1,523,462
                                                       ----------     ----------
                                                        2,058,429      1,955,973
    Less accumulated depreciation                         799,625        578,650
                                                       ----------     ----------
                                                        1,258,804      1,377,323

OTHER ASSETS
  Goodwill                                                 38,559         38,559
  Other                                                     8,500              -
                                                       ----------     ----------
                                                       $2,041,627     $2,024,432
                                                       ==========     ==========

                             LIABILITIES
CURRENT LIABILITIES
  Accounts payable - trade                             $   26,400     $   25,168
  Current maturities of long-term debt                     40,555         33,417
  Accrued liabilities
    Salaries, wages and vacation                           44,751         89,633
    Other                                                  42,665         56,398
                                                       ----------     ----------
                                                           87,416        146,031
                                                       ----------     ----------
      Total current liabilities                           154,371        204,616

LONG-TERM DEBT, net of current maturities                 148,460        189,015

MEMBERS' EQUITY                                         1,738,796      1,630,801
                                                       ----------     ----------
                                                       $2,041,627     $2,024,432
                                                       ==========     ==========

The accompanying notes are an integral part of these statements.

                                  DTI Holdings, LLC
                      STATEMENTS OF EARNINGS AND MEMBERS' EQUITY
                              Year ended December 31,

                                                        2003             2002
                                                   -----------      ------------

 Net sales                                         $ 3,365,661      $ 3,701,900
 Cost of goods sold                                  1,373,865        1,444,187
                                                   -----------      ------------

       Gross profit                                  1,991,796        2,257,713

Operating expenses
  Selling, general and administrative                1,167,170        1,020,570
                                                   -----------      ------------

       Operating profit                                824,626        1,237,143

Other income and (expense)
  Interest income                                            -              730
  Miscellaneous income                                   7,031           22,536
  Interest expense                                     (21,987)         (79,536)
  Other expense                                           (656)            (549)
                                                   -----------      ------------
                                                       (15,612)         (56,819)
                                                   -----------      ------------
       NET EARNINGS                                    809,014        1,180,324

Members' Equity at beginning of year                 1,630,801        1,057,630
Less distributions                                     701,019          607,153
                                                   -----------      ------------

Members' Equity at end of year                     $ 1,738,796      $ 1,630,801
                                                   ===========      ============

The accompanying notes are an integral part of these statements.

                                       DTI Holdings, LLC
                                   STATEMENTS OF CASH FLOWS
                                    Year ended December 31,

                                                                        2003           2002
                                                                   -----------    -----------
Cash flows from operating activities:
  Net earnings                                                     $   809,014    $ 1,180,324
  Adjustments to reconcile net earnings to net cash
    provided by operating activities:
      Depreciation                                                     220,976        197,487
      Decrease (increase) in accounts receivable                        51,636       (172,923)
      Increase in inventory                                            (13,136)             -
      (Increase) decrease in prepaid expenses                           (9,243)        32,850
      Increase in other assets                                          (8,500)             -
      Increase (decrease) in accounts payable - trade                    1,232        (43,324)
      Decrease in accrued liabilities                                  (58,615)      (118,599)
                                                                   -----------    -----------

          Net cash provided by operating activities                    993,364      1,075,815

Cash flows from investing activities:
  Acquisition of property, plant and equipment - net                  (102,457)       (90,221)
                                                                   -----------    -----------

          Net cash used in investing activities                       (102,457)       (90,221)

Cash flows from financing activities:
  Distributions paid                                                  (701,019)      (607,153)
  Repayment of long-term debt                                          (33,417)       (12,703)
  Net payments on line of credit                                             -       (334,046)
                                                                   -----------    -----------

          Net cash used in financing activities                       (734,436)      (953,902)
                                                                   -----------    -----------

NET INCREASE IN CASH                                                   156,471         31,692

Cash at beginning of year                                               72,115         40,423
                                                                   -----------    -----------

Cash at end of year                                                $   228,586    $    72,115
                                                                   ===========    ===========
Supplemental disclosures of cash flow information

    Cash paid during the year for
       Interest                                                    $    51,783    $    48,873

The accompanying notes are an integral part of these statements

DTI Holdings, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2003 and 2002

NOTE A - SUMMARY OF ACCOUNTING POLICIES

DTI Holdings, LLC ("Company or DTI") provides shock analysis, design, engineering, and testing services. Testing services include MIL-S-901D Heavyweight Testing for items up to 125,000 pounds, Mediumweight shock testing and MIL-STD-167-1 Vibration Testing. DTI also manufactures and sells shock isolators in various sizes for use in mitigating shock and vibration for equipment located shipboard. The Company's principal customers are either the United States Department of Defense or first and second tier contractors who supply equipment to the United States Department of Defense. A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

1.  Cash

The Company maintains its cash balances in two financial institutions. One is located in Sturgeon Bay, Wisconsin, and the other is a branch of a worldwide bank located in Lynchburg, Virginia. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000.

2.  Accounts Receivable

The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. Accounts receivable are generally due within 30 days. If amounts become uncollectible, they will be charged to operations when that determination is made.

3.  Inventory

Inventories, consisting primarily of shock mounts and shock mount materials, are stated at the lower of cost or market; cost is determined using the first-in, first-out (FIFO) method.

4.  Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives as follows:

Buildings and leasehold improvements	5 to 40 years
Furniture, fixtures and equipment	3 to 10 years

A combination of straight-line and accelerated methods of depreciation is used for financial reporting.

DTI Holdings, LLC

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2003 and 2002

NOTE A - SUMMARY OF ACCOUNTING POLICIES - Continued

4.  Property, Plant and Equipment- Continued

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amounts of the assets exceed their respective fair values. Assets held for sale are recorded at the lower of their fair value less costs to sell or the carrying amount of the asset.

5.  Use of Estimates

In preparing the Company's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

6.  Goodwill

Goodwill is recorded in accordance with Financial Accounting Standards Statement 142 related to Goodwill and Other Intangible Assets. Goodwill is not amortized but is reviewed annually for impairment.

7.  Revenue Recognition

Revenue from testing contracts is recorded upon completion of the contracts, which are generally short-term, or identifiable contract tasks.

8.  Income Taxes

Income taxes on the net earnings for the year are payable by the members and, accordingly, are not reflected in the financial statements.

NOTE B - LINE OF CREDIT

The Company has a line of credit of $600,000 available at December 31, 2003. There was no outstanding balance as of December 31, 2003 and 2002. The line of credit is due on demand. Interest is due monthly at prime plus 1%. The line of credit is secured by a general business security agreement and personally guaranteed by several members of the Company.

DTI Holdings, LLC

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2003 and 2002

NOTE C - LONG-TERM DEBT

The Company has a note payable to Baylake Bank. The note is payable in quarterly installments of $12,642, including interest at prime plus 1.5%, and matures in March 2008. Certain equipment secures the note.

Future maturities for years ending December 31 are as follows:

Year	Amount

2004	$ 40,555
2005	42,879
2006	45,303
2007	47,864
2008	12,414

$189,015

Interest is accrued on the Capital Account Balance at rates specified in the operating agreement of the Company based on the initial contribution of capital.

In 2002, the Company recorded interest payable and expense of $30,663 to certain members in accordance with the operating agreement. In 2003, interest expense of $3,504 was recorded and paid.

NOTE D - 401(k) RETIREMENT PLAN

The Company sponsors a salary reduction profit sharing plan under Section 401(k) of the Internal Revenue Code. Eligible participants may elect to make wage reduction (deferral) contributions subject to certain limitations. The Plan provides for employer contributions based on employee contributions or as determined by the Company, and may also contribute discretionary contributions. The Company contributed $80,980 and $20,746 to the plan for the years ended December 31, 2003 and 2002. Contributions are funded as accrued.

NOTE E - LEASES

On July 1, 1996, the company entered into an operating lease agreement to rent the grounds on which the business is located. Beginning on July 1, 2001, the remaining term of the lease is 10 years to be exercised in 10-one year options at the sole discretion of the Company. Rent of $2,200 is payable monthly. Rent paid in 2003 and 2002 totaled $26,400 for each year.

DTI Holdings, LLC

NOTES TO FINANCIAL STATEMENTS - CONTINUED

December 31, 2003 and 2002

NOTE F - MAJOR CUSTOMERS

The Company had sales of approximately 11% and 10% of total sales to one major customer in 2003 and 2002. A major customer is defined as a customer that accounts for more than 10% of the Company's revenue. The amount due from the customer at December 31, 2003 and 2002 approximates 0% and 22% of accounts receivable

NOTE G - SALE OF COMPANY ASSETS

On January 23, 2004, the Company sold substantially all of its assets for a purchase price of approximately $3.6 million to National Technical Systems, Inc. through its wholly owned subsidiary, NTS Technical Systems (NTS). The effective date of the purchase is as of the close of business on December 31, 2003.

On December 31, 2003, the Company entered into a management agreement with NTS. During the term of the management agreement, provided the sale transaction is in fact consummated by January 31, 2004, the business of the Company shall be operated by the Company for the sole and exclusive account and benefit of NTS.